                                                                     EXHIBIT 2.2




                          WARRANT CONVERSION AGREEMENT


         THIS WARRANT CONVERSION AGREEMENT, made as of the 31st day of July, 1997 (the "Agreement"), by and among CLUBHOUSE HOTELS, INC., a Kansas corporation formerly known as ClubHouse Enterprises, Inc. ("ClubHouse"), CLUBHOUSE INNS OF AMERICA, INC., a Kansas corporation ("Inns"), CLUBHOUSE PROPERTIES, INC., a Kansas corporation ("Properties"), WYNDHAM HOTEL CORPORATION, a Delaware corporation ("Wyndham"), WHC ACQUISITION CORPORATION, a Delaware corporation and wholly-owned subsidiary of Wyndham ("MergerSub") and K.D.F., a Massachusetts general partnership ("KDF").

                             R E C I T A T I O N S:

         A. KDF is the owner and holder of a common stock purchase warrant issued by ClubHouse pursuant to a Debenture and Warrant Purchase Agreement dated May 25, 1994 (the "Warrant Agreement") among Inns, Properties, ClubHouse and KDF which entitles KDF to purchase shares of Common Stock of ClubHouse ("Common Stock") as set forth in the Warrant Agreement (the "Warrant").

         B.      Inns is a wholly-owned subsidiary of ClubHouse.

         C. ClubHouse, Wyndham, MergerSub and certain stockholders of ClubHouse have entered into an Agreement and Plan of Merger dated as of July 21, 1997 (the "Merger Agreement") pursuant to which MergerSub will merge (the "Merger") with and into ClubHouse with ClubHouse surviving the Merger as a wholly-owned subsidiary of Wyndham (the "Surviving Corporation") and which provides for the conversion, at the Effective Time (as defined in the Merger Agreement), of the Warrant into shares of common stock, par value $.01 per share, of Wyndham ("Wyndham Common Stock") and scrip in lieu of fractional shares.

         D. KDF is the holder and payee of a debenture dated May 25, 1994 issued by Inns in the original principal amount of $3,000,000 and having an outstanding principal balance at the date hereof of $2,925,000 (the "Inns Debenture").

         E. The parties desire to set forth their agreement with respect to the matters set forth herein.

         NOW, THEREFORE, in consideration of the premises and in consideration of the mutual covenants, promises and undertakings of the parties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, it is agreed as follows:

         1. CONVERSION OF WARRANT: Subject to the conditions set forth herein and in accordance with the Merger Agreement, KDF hereby agrees that the Warrant will be converted into Wyndham Common Stock and scrip in lieu of fractional shares (the "Conversion Consideration") on the terms set forth in the Merger Agreement, including, without limitation, Sections 2.6, 2.7 and 2.8 of the Merger Agreement (the "Conversion").

         2. CLOSING: The Conversion shall occur and be effective at the Effective Time of the Merger, as set forth in the Merger Agreement. If the closing under the Merger Agreement (the "Closing") has not occurred by July 31, 1997, this Agreement shall automatically terminate and be of no further force or effect, unless such date is extended by agreement of the parties hereto; provided, however, that the term of this Agreement shall automatically be extended to a date not later than August 31, 1997 without any further agreement by the parties hereto in connection with any extension of the closing date under the Merger Agreement by the parties thereto, and, in such event, this Agreement will so terminate only if the Closing has not occurred by the expiration of such extended term. The Closing will occur at the offices of the Locke Purnell Rain Harrell in Dallas, Texas, or such other place as ClubHouse and Wyndham may agree. At the Closing, (a) if not previously paid, Wyndham will pay to KDF the outstanding principal balance on the Inns Debenture plus all accrued but unpaid interest thereon through the Closing Date; (b) KDF will deliver to the Surviving Corporation (i) an Assignment and Release in the form of Exhibit A hereto (the "Assignment") together with the original executed Warrant, (ii) all documentation reasonably requested by the Surviving Corporation to evidence the Conversion, (iii) if not previously delivered, the original executed Inns Debenture marked "Paid in Full", and (iv) such further documentation as Wyndham, ClubHouse or Inns may reasonably request to evidence
(A) the Conversion, (B) cancellation of any rights to receive shares of Common Stock upon exercise of the Warrant, and (C) the repayment in full of the Inns Debenture; (c) Wyndham shall deliver certificates for the shares of Wyndham Common Stock to be received by K.D.F. pursuant to Section 2.6(e)(i) of the Merger Agreement as in effect on the date hereof registered in the name of KDF, in accordance with the terms of the Merger Agreement and subject to compliance by KDF with Section 2.7(b) of the Merger Agreement; (d) ClubHouse shall reimburse KDF for out-of-pocket expenses previously incurred in the amount of $22,928 in connection with a proposed public offering of ClubHouse Common Stock, and (e) KDF shall execute and deliver such documents as Wyndham, ClubHouse or Inns shall reasonably request to evidence that KDF's rights and ClubHouse's, Inns', Properties' and Wyndham's obligations, under or pursuant to the Warrant Agreement and the Inns Debenture (including any rights or obligations that by their terms are to survive any termination of the Warrant or the Inns Debenture) shall have been terminated and shall be of no further force or effect whatsoever effective as of the Effective Time (except that Wyndham shall continue to have the obligations in respect of the Warrant set forth in Sections 2.6, 2.7 and 2.8 of the Merger Agreement).

         3. KDF'S REPRESENTATIONS AND WARRANTIES: To induce ClubHouse, Wyndham and MergerSub to enter into this Agreement and the Merger Agreement and perform their obligations hereunder and thereunder, KDF makes the following representations and warranties to ClubHouse, Wyndham and MergerSub; and acknowledges and agrees that ClubHouse, Wyndham and MergerSub are entitled to rely and have relied upon each:

                 3.1 Organization and Power. KDF is a general partnership duly formed and validly existing under the laws of the Commonwealth of Massachusetts. KDF has all requisite partnership power, and all material governmental and regulatory licenses, authorizations, consents and approvals to carry on its business as now conducted, to own and operate its properties, to execute and deliver this Agreement and any document or instrument required to be executed and delivered on behalf of KDF hereunder, to perform its obligations under this Agreement and any such other documents or instruments and to consummate the Conversion and the other transactions contemplated hereby.

                 3.2 Authorization. The execution, delivery and performance of this Agreement by KDF and the consummation of the transactions contemplated hereby have been duly authorized, adopted and approved by all necessary action on behalf of KDF and KDF's partners. No other proceedings on the part of KDF or any of KDF's partners are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by KDF and is the valid and binding obligation of KDF enforceable against KDF in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific performance and other equitable remedies).

                 3.3 No Encumbrances; Right to Sell. (a) KDF is the sole record owner of the Warrant and the Inns Debenture, (b) KDF has good title to the Warrant and the Inns Debenture, (c) KDF owns the Warrant and the Inns Debenture free and clear of any liens, encumbrances, pledges, options, security interests or claims of any nature whatsoever, (d) KDF has not granted any other person or entity an option to purchase or a right of first refusal to acquire the Warrant or the Inns Debenture, (e) except as set forth in Schedule 3.3, no consent of any third party is required in order for KDF to perform its obligations hereunder, (f) KDF has not previously entered into any other agreement with respect to the sale, transfer, assignment or conveyance of the Warrant or the Inns Debenture or granted to any party any interest in the Warrant or the Inns Debenture, and (g) KDF has not exercised the Warrant, in whole or in part.

                 3.4 No Violation. The execution and delivery of this Agreement by KDF and the performance by KDF of its obligations hereunder do not and will not (a) contravene, or constitute a default under, any (i) provisions of KDF's partnership agreement or other organizational documents, (ii) applicable law or regulation, (iii) agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which KDF is a party or by which it or its assets is bound, or (iv) judgment, injunction, order, decree or other instrument binding upon KDF or its assets, or (b) result in the creation of any lien or other encumbrance on the Warrant or upon KDF or its assets.

                 3.5 No Litigation. There is no action, suit or proceeding, pending or, to KDF's knowledge, threatened which in any manner raises any question affecting the validity or enforceability of this Agreement.

                 3.6 Partnership Agreement. KDF's partnership agreement, a true and complete copy of which is attached hereto as Exhibit B, is in full force and effect and has not been amended, modified or supplemented.

                 3.7 No Broker. KDF has not retained any broker, finder or other person entitled to a commission or other compensation in connection with the Conversion or the other transactions contemplated hereby.

                 3.8 No Other Rights. The Warrant and the Inns Debenture represent all of KDF's rights or interests with respect to securities of ClubHouse, Inns or Properties or any of their affiliates and neither KDF nor any of its affiliates owns or has the right to acquire any securities of ClubHouse, Inns or Properties or any of their affiliates other than pursuant to the Warrant.

                 3.9 Merger Agreement and Proxy Statement. KDF has received and reviewed a copy of (i) the Merger Agreement and (ii) the ClubHouse Proxy Statement and Wyndham Private Placement Memorandum dated July 22, 1997.

                 3.10 Accredited Investor. KDF hereby represents and warrants to the Acquiror that (i) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"), (ii) it has sufficient knowledge and experience in investing in companies similar to Wyndham so as to be able to evaluate the risks and merits of its investment in the Target Company and it is able financially to bear the risks thereof, (iii) any shares of the Wyndham Common Stock to be acquired by it in connection with the consummation of the Merger and this Agreement are being acquired for its own account for the purpose of investment and not with a present view to or for sale in connection with any distribution thereof in violation of the Act, (iv) it understands that the shares of Wyndham Common Stock to be so acquired by it have not been registered under the Securities Act or any applicable state securities laws, (v) such shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (vi) such shares will bear a legend to such effect and (vii) Wyndham will make a notation on its transfer books to such effect. KDF hereby further represents and warrants to Wyndham that it has received or has had access to all information which it has considered necessary or advisable to enable it to make a decision concerning the Merger, its execution and delivery of this Agreement and its acquisition of the shares of Wyndham Common Stock to be acquired by it in connection therewith.

         4.      REPRESENTATIONS AND WARRANTIES OF CLUBHOUSE, WYNDHAM AND
MERGERSUB: To induce KDF to enter into this Agreement, ClubHouse, Wyndham and MergerSub, severally as to itself, hereby makes the following representations and warranties and acknowledges and agrees that KDF is entitled to rely and has relied upon each:

                 4.1 Authority and Binding Effect. The execution and delivery of this Agreement and the Merger Agreement and the performance by such party of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action. This Agreement and the Merger Agreement have been duly executed and delivered by it and constitute the legal, valid and binding agreement of such party, enforceable against such party in accordance with their terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws affecting the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific performance and other equitable remedies).

                 4.2 No Violation. The execution and delivery of this Agreement and the Merger Agreement by such party and the performance of its obligations hereunder and thereunder does not and will not (a) contravene, or constitute a default under, any (i) provisions of the Certificate of Incorporation, Articles of Incorporation or Bylaws of such party, (ii) applicable law or regulation, (iii) agreement, note, mortgage, indenture, lease, franchise, license or other instrument to which such party is a party or by which it or its assets are bound, or
         (iv) judgment, injunction, order, decree or other instrument binding upon such party or its assets.

                 4.3 No Litigation. There is no action, suit or proceeding, pending or, to such party's knowledge, threatened which in any manner raises any question affecting the validity or enforceability of this Agreement.

                 4.4 No Broker. Such party has not retained any broker, finder or other person entitled to a commission or other compensation in connection with the transactions hereunder.

                 4.5 Merger Agreement. The representations and warranties of such party set forth in Articles III and IV of the Merger Agreement are true and correct and KDF shall be deemed a beneficiary of the covenants of Wyndham set forth in Section 7.2 of the Merger Agreement as if KDF were a "Stockholder" as used in such Section.

         5.      COVENANTS:

                 5.1 KDF's Covenant. Prior to the termination of this Agreement, KDF will not enter into any agreement, take any action, or fail to take any action, which would result in the creation of any lien, claim, encumbrance or security interest in respect of, and will not transfer any interest in the Inns Debenture or transfer any interest in or exercise all or any part of the Warrant. KDF will undertake in good faith to cause each of the conditions to be satisfied by it hereunder to be satisfied.

                 5.2 Other Covenants. Wyndham, MergerSub and ClubHouse will undertake in good faith to cause each of the conditions to be satisfied by it hereunder and under the Merger Agreement to be satisfied.

                 5.3 Registration Rights Agreement. Wyndham shall execute and deliver the Registration Rights Agreement contemplated by Section
         7.12 of the Merger Agreement, a copy of which is attached hereto as Exhibit C, at the time and subject to the conditions specified in the Merger Agreement.

                 5.4 Wyndham shall deliver certificates for the shares of Wyndham Common Stock to be received by KDF pursuant to Section 2.6(e)(ii) of the Merger Agreement registered in the name of KDF in accordance with the terms of the Merger Agreement and subject to compliance by KDF with Section 2.7(b) of the Merger Agreement.

         6.      CONDITIONS PRECEDENT:

                 6.1 Wyndham's and ClubHouse's Conditions. Wyndham's and ClubHouse's obligations hereunder, including the obligation to complete the Conversion as contemplated hereby, are subject to the satisfaction of the following conditions precedent and the compliance by KDF, with the following covenants on or prior to the Closing Date:

                          a. Warrant: KDF shall have delivered to Wyndham or ClubHouse, (i) all original executed documents in respect of the Warrant pursuant to the Conversion as contemplated by
                 Section 2 above and (ii) any and all related documents reasonably requested by Wyndham or ClubHouse.

                          b. Inns Debentures. KDF shall have delivered to ClubHouse the original executed Inns Debenture marked "Paid in Full".

                          c.      Representations and Warranties True and
                 Correct: KDF shall deliver to Wyndham and ClubHouse at Closing a certificate signed on behalf of KDF stating that its representations and warranties made in this Agreement are true and correct in all material respects as of the Closing Date as if then made and that KDF has performed in all material respects all of its covenants and other obligations under this Agreement.

                          d. Escrow Agreement. KDF shall have entered into an Escrow and Contribution Agreement in the form of Exhibit D hereto providing for the escrow by KDF of a portion of the Conversion Consideration.

                          e. Nashville Airport Hotel. Wyndham or its designee shall have acquired from C.I. Nashville, Inc. the ClubHouse Inns Hotel located at the Nashville, Tennessee airport.

                 6.2 KDF's Conditions. The obligations of KDF hereunder, including KDF's obligation to complete the Conversion, are subject to the satisfaction of the following conditions precedent and the compliance by Wyndham and/or ClubHouse with the following covenants:

                          a. Repayment of Inns Debenture. KDF shall have received from Wyndham payment by wire transfer in immediately available funds of the outstanding principal balance plus all accrued but unpaid interest on the Inns Debenture through the date immediately prior to the Closing Date.

                          b. Representations and Warranties True and Correct. Each of ClubHouse, Wyndham and MergerSub shall deliver to KDF at Closing a certificate signed by an authorized party stating that the representations and warranties made by it in this Agreement are true and correct as of the Closing Date as if then made and that it has performed all of its covenants and other obligations under this Agreement.

                          c. Delivery of Shares. Wyndham shall have delivered to KDF certificates for the shares of Wyndham Common Stock that KDF is entitled to receive pursuant to Section 2.6(e)(i) of the Merger Agreement.

                          d. Nashville Airport Hotel. C.I. Nashville, Inc. shall have sold to Wyndham or its designee the ClubHouse Inns Hotel located at the Nashville, Tennessee airport.

         7.      DEFAULT:

                 7.1 Specific Performance. In the event that KDF shall default in its obligations hereunder, ClubHouse, Wyndham and MergerSub shall, in addition to any other rights, each have the right to bring an action for specific performance, it being acknowledged that the Warrant is unique in nature and that an action for damages may not provide an adequate remedy to ClubHouse, Wyndham and MergerSub in the event of such default.

                 7.2 Litigation. In the event of any litigation between the parties arising out of or in any way connected with this Agreement, the prevailing party in such litigation shall be entitled to recover its costs of prosecuting and/or defending such action, including, without limitation, reasonable attorneys' fees and costs at trial and all appellate levels. The provisions of this paragraph shall survive the Closing.

         8.      MISCELLANEOUS:

                 8.1 Completeness; Modification; Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto. No term or condition of this Agreement shall be deemed waived in whole or in part, except by an instrument in writing signed by an authorized representative of the waiving party which references specifically the term or condition to be waived and which states explicitly that the term or condition is waived. No waiver of any term or condition hereof by any party hereto shall be deemed or construed to be (a) a waiver by such party of any other term or condition hereof or (b) a waiver of such term or condition for any party, any period or any purpose other than as expressly set forth in the written instrument.

                 8.2 No Assignments by KDF. KDF may not assign this Agreement or its rights hereunder without the prior written consent of Wyndham and ClubHouse; provided, however, that KDF may assign this Agreement and its rights hereunder to any entity that controls or is controlled by KDF, subject to compliance with applicable securities laws including, without limitation, delivery to KDF and to Wyndham by such assignee of a written representation equivalent to the representation contained in Section 3.30 of the Merger Agreement. Any assignment or attempted assignment that does not comply with all of the terms and conditions hereof shall be null and void.

                 8.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                 8.4 Governing Law; Venue. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of such state. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

                 8.5 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of all parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

                 8.6 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 8.7 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by overnight delivery service, to the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) by hand or confirmed by facsimile transmission, or in the case of delivery by courier, when actually delivered to the intended recipient.

                          If to KDF:

                          Mr. Robert Amenta
                          Pacholder Associates, Inc.
                          8044 Montgomery Road
                          Suite 382
                          Cincinnati, Ohio 45236
                          Telecopy No. 513-985-3217

                          and:

                          Kansas Public Employees Retirement System
                          Capitol Tower
                          Suite 200
                          400 S.W. 8th Avenue
                          Topeka, Kansas 66603
                          Attn:  Ms. Janet Kruzel
                          Telephone: (913) 296-6963
                          Telecopy:  (913) 296-2422

                          With a copy to:

                          Gerald S. Greenberg, Esq.
                          Taft, Stettinius & Hollister
                          425 Walnut Street
                          Cincinnati, Ohio 45202
                          Telecopy No. 513-381-0205



                          If to ClubHouse:

                          ClubHouse Hotels, Inc.
                          11230 College Blvd., Suite 130
                          Overland Park, KS  66210
                          Attn:  Mr. Ron Samples
                          Telecopy No.:  (913) 451-6072

                          If to Wyndham or MergerSub:

                          Wyndham Hotel Corporation
                          Suite 2300
                          2001 Bryan Street
                          Dallas, TX  75201
                          Attn:  Legal Department
                          Telecopy No.:  (214) 863-1262

         or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party in a manner described in this paragraph.

                 8.8      Third Party Beneficiary.   No person or party is
         intended to be or shall be construed to be a third party beneficiary of this agreement or any provision hereof.

                 8.9      Headings.   Headings are included herein for
         convenience of reference only, and shall in no way be construed to define, alter, or modify any of the provisions hereof.

                 8.10 Reasonable Efforts; Further Assurances. Subject to the other provisions of this Agreement, the parties hereto shall each use their reasonable, good faith efforts to perform their obligations herein and to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable to satisfy all conditions to be satisfied by it under this Agreement and to cause the transactions contemplated herein to be effected in accordance with the terms hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



                                        CLUBHOUSE HOTELS, INC.
                                        a Kansas corporation

                                        By:    /s/ ROLAND W. SAMPLES
                                             ----------------------------------
                                        Name:  Roland W. Samples
                                              ---------------------------------
                                        Title: President
                                              ---------------------------------


                                        CLUBHOUSE INNS OF AMERICA, INC.
                                        a Kansas corporation

                                        By:    /s/ ROLAND W. SAMPLES
                                             ----------------------------------
                                        Name:  Roland W. Samples
                                              ---------------------------------
                                        Title: President
                                              ---------------------------------


                                        CLUBHOUSE PROPERTIES, INC.
                                        a Kansas corporation

                                        By:    /s/ ROLAND W. SAMPLES
                                            -----------------------------------
                                        Name:  Roland W. Samples
                                              ---------------------------------
                                        Title: President
                                              ---------------------------------


                                        K.D.F.
                                        a Massachusetts general partnership

                                        By:   /s/ ROBERT C. AMENTA
                                             ----------------------------------
                                             attorney-in-fact

                                        WYNDHAM HOTEL CORPORATION,
                                        a Delaware corporation

                                        By:    /s/ MICHAEL SILVERMAN
                                            -----------------------------------
                                        Name:  Michael Silverman
                                              ---------------------------------
                                        Title: Authorized Agent
                                              ---------------------------------


                                        WHC ACQUISITION CORPORATION,
                                        a Delaware corporation

                                        By:    /s/ MICHAEL SILVERMAN
                                            -----------------------------------
                                        Name:  Michael Silverman
                                              ---------------------------------
                                        Title: Authorized Agent
                                              ---------------------------------

                                   EXHIBIT A

                             ASSIGNMENT AND RELEASE

         THIS ASSIGNMENT AND RELEASE made as of the _____ day of July, 1997, by and between K.D.F., a Massachusetts general partnership ("Assignor"), and ClubHouse Hotels, Inc., a Kansas corporation ("Assignee") provides:

         THAT Assignor, for and in consideration of the delivery to Assignor of the Conversion Consideration (as defined in the Warrant Conversion Agreement dated July ____, 1997 (the "Warrant Conversion Agreement") among Assignee, ClubHouse Inns of America, Inc. ("Inns"), ClubHouse Properties, Inc. ("Properties"), Wyndham Hotel Corporation ("Wyndham"), WHC Acquisition Corporation ("MergerSub") and Assignor) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby, pursuant to the Agreement and Plan of Merger dated July 21, 1997, by and among Assignee, Assignor, Wyndham, MergerSub and others, transfer and deliver to Assignee for conversion pursuant thereto the warrant (the "Warrant") issued pursuant to the Debenture and Warrant Purchase Agreement dated May 25, 1994 among Inns, Properties, ClubHouse Enterprises, Inc. and Assignor (the "Agreement") which is presently owned by and registered in the name of Assignor, together with any and all other rights which Assignor may have with respect to securities of Assignee (formerly known as ClubHouse Enterprises, Inc.) or its subsidiaries or affiliates.

         Effective upon the execution and delivery of this Assignment and Release, each party hereby releases any and all rights or claims which it or any entity controlled by it may have with respect to the other party or any of its affiliates under any agreement except for the Warrant Conversion Agreement, the Merger Agreement, the hotel purchase agreement between Wyndham and C.I. Nashville, Inc. dated as of July ___, 1997, and the other documents and agreements entered into in connection therewith. Assignee hereby accepts the delivery for conversion of the Warrant.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Release to be executed as of the day and year first above written.




                                        ASSIGNOR:
                                        --------

                                        K.D.F., a Massachusetts general
                                        partnership

                                        By:                                   ,
                                             ----------------------------------
                                             attorney-in-fact



                                        ASSIGNEE:
                                        --------



                                                                         , Inc.
                                        ---------------------------------

                                                 a            corporation
                                                   ----------

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------





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